SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             3D SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                               95-4431352
(State or Other Jurisdiction                                  (I.R.S. Employer
of Incorporation or Organization                             Identification No.)


                                26081 AVENUE HALL
                               VALENCIA, CALIFORNIA                      91355
                       (Address of Principal Executive Offices)       (Zip Code)

                3D SYSTEMS CORPORATION 1996 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

              A. SIDNEY ALPERT, VICE PRESIDENT AND GENERAL COUNSEL
                             3D SYSTEMS CORPORATION
                                26081 AVENUE HALL
                           VALENCIA, CALIFORNIA 91355
                     (Name and Address of Agent for Service)

                                 (805) 295-5600
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               AMIR OHEBSION, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                Proposed Maximum    Proposed Maximum
 Title of Securities        Amount to be         Offering Price        Aggregate             Amount of
  to be Registered           Registered            Per Share         Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock               800,000 Shares (1)      $5.72 (2)           $4,576,000 (2)        $1,273
$0.001 par value
---------------------------------------------------------------------------------------------------------

----------
(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Company's 1996 Stock Incentive Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 25, 1999.

     PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE COMPANY HEREBY MAKES THE FOLLOWING STATEMENT:

     On September 12, 1996, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-11865) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to 3D Systems Corporation 1996 Stock Incentive Plan, as amended (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

     THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

     5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

     23.1 Consent of PricewaterhouseCoopers LLP

     23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
          Exhibit 5.1).

     24.1 Power of Attorney (set forth on page 3).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on this 25th day of May 1999.


                                          3D SYSTEMS CORPORATION
                                          (Registrant)

                                      By: /s/ Arthur B. Sims
                                          ---------------------------
                                          Arthur B. Sims
                                          Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Arthur
B. Sims and A. Sidney Alpert, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


         SIGNATURE                    TITLE                          DATE



/s/ Arthur B. Sims                Chief Executive                May 25, 1999
----------------------------   Officer, Chairman of            -----------------
Arthur B. Sims                the Board of Directors
                                   and Director

/s/ Frank J. Spina            Chief Financial Officer            May 25, 1999
----------------------------   and Accounting Officer          -----------------
Frank J. Spina

/s/ Richard D. Balanson          President, Chief                May 25, 1999
----------------------------   Operating Officer and           -----------------
Richard D. Balanson                  Director

/s/ G. Walter Loewenbaum, II         Director                    May 28, 1999
----------------------------                                   -----------------
G. Walter Loewenbaum, II

/s/ Charles W. Hull                  Director                    May 28, 1999
----------------------------                                   -----------------
Charles W. Hull

/s/ Miriam V. Gold                   Director                    May 25, 1999
----------------------------                                   -----------------
Miriam V. Gold

/s/ Donald S. Bates                  Director                    May 25, 1999
----------------------------                                   -----------------
Donald S. Bates

/s/ Ian White-Thomson                Director                    May 25, 1999
----------------------------                                   -----------------
Ian White-Thomson

/s/ Jim D. Kever                     Director                    May 25, 1999
----------------------------                                   -----------------
Jim D. Kever

                                  EXHIBIT INDEX

                                                                    SEQUENTIALLY
EXHIBIT NO.                      EXHIBIT DESCRIPTION               NUMBERED PAGE

5.1           Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Troop Steuber Pasich Reddick & Tobey LLP
              (included in its opinion as Exhibit 5.1).

24.1          Power of Attorney (set forth on Page 3).